Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the sale and distribution of shares of common stock of Genco Shipping & Trading Limited (the “Company”) by the Company pursuant to the Company’s registration statement on Form S-3 (File No. 333-204580) (the “Registration Statement”), as supplemented by the Company’s prospectus supplement dated June 14, 2018, other than underwriting discounts and commissions.

All of the amounts shown except amounts previously paid are estimated.

Item	Amount
SEC Registration Fee*	$14,525
NYSE Listing Fee	$32,823
Legal Fees and Expenses	$313,500
Printing Expenses	$12,000
Accounting Fees and Expenses	$85,000
Transfer Agent Fees and Expenses	$6,500
Blue Sky Fees and Expenses	$5,000
FINRA Fees and Expenses	$5,000

Total	$474,348

* Pursuant to the Registration Statement, Company registered $750,000,000 of various securities.  The Company paid a total filing fee of $87,150 in connection with the Registration Statement.  The amount set forth represents the estimated amount of the total registration fee properly allocable to the registration of the common stock being sold and distributed pursuant to the Registration Statement.